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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         MedcoHealth Solutions, Inc.*
            (Exact name of registrant as specified in its charter)

                 Delaware                             22-3461740
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

          100 Parsons Pond Drive
           Franklin Lakes, N.J.                         07417
 (Address of principal executive offices)              (Zip Code)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

    Securities Act registration statement file number to which this form relates: 333-86392

    Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class To Be So             Name Of Each Exchange On
                Registered                Which Each Class Is To Be Registered
  --------------------------------------- ------------------------------------

  Common Stock, par value $0.01 per share       New York Stock Exchange

    Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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* Currently a Delaware limited liability company named Merck-Medco Managed
  Care, L.L.C., which on or prior to the effective date of this Registration Statement will convert to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and will change its name to MedcoHealth Solutions, Inc.

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Item 1.  Description of the Registrant's Securities to Be Registered.

    This registration statement relates to the common stock, $0.01 par value per share, of MedcoHealth Solutions, Inc.* (the "Company"). Reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, as amended (Registration No. 333-86392) which information is incorporated by reference. Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

    Not Applicable.



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* Currently a Delaware limited liability company named Merck-Medco Managed
  Care, L.L.C., which on or prior to the effective date of this Registration Statement will convert to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and will change its name to MedcoHealth Solutions, Inc.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 1, 2002
                                          MERCK-MEDCO MANAGED CARE, L.L.C.*

                                          By:  /S/  DAVID S. MACHLOWITZ
                                             -----------------------------------
                                             Name:   David S. Machlowitz
                                             Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary






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* On or prior to the effective date of this registration statement the
  Registrant will convert to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and will change its name to MedcoHealth Solutions, Inc.

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